Exhibit 8.1



                  SUBSIDIARIES OF YORKSHIRE POWER GROUP LIMITED



                                                    Percentage    Country of
    Subsidiary                                         Owned     Incorporation
    ----------                                      ----------   -------------

Yorkshire Holdings plc                                 100%   England and Wales
Yorkshire Power Finance Limited                        100%   Cayman Islands
Yorkshire Power Finance 2 Limited                      100%   Cayman Islands
Yorkshire Cayman Holding Limited                       100%   Cayman Islands
YPG Holdings LLC                                       100%   Delaware, USA
Yorkshire Electricity Group plc                        100%   England and Wales
Yorkshire Electricity Distribution plc                 100%   England and Wales
Yorkshire Electricity Distribution Services Limited    100%   England and Wales
Yorkshire Electricity Distribution Holdings Limited    100%   England and Wales